FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of this ___ day of ________, 20__, by and between China Clean Energy Inc., a Delaware corporation (the “Company”), and ____________ (“Indemnitee”).

RECITALS

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;

WHEREAS, the Company believes that it is unfair for its directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

WHEREAS, Section 145 (“Section 145”) of the DGCL (as hereinafter defined), under which the Company is organized, empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

WHEREAS, Section 102(b)(7) of the DGCL allows a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of a director for monetary damages in respect of claims by stockholders and corporations for breach of certain fiduciary duties, and the Company has so provided in its Certificate of Incorporation that each Director shall be exculpated from such liability to the maximum extent permitted by law;

WHEREAS, the Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Company and its stockholders;

WHEREAS, the Company desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for unwarranted claims for damages arising out of or related to such services to the Company; and

WHEREAS, Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Company on the condition that he is furnished the indemnity provided for herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises contained herein and of Indemnitee serving the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions.  In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a) “Change in Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding Voting Securities, other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (b) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (c) Tai-ming Ou and (d) Qin Yang; or

(ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.

(b) “DGCL” shall mean the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted; provided, however, that in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto.

(c) “Expense” shall mean attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding relating to any Indemnifiable Event, including, without limitation, expert or other witness fees and the cost of responding or objection to any subpoena or other discovery request in any Proceeding relating to any Indemnifiable Event, incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(d) “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that the Indemnitee is or was an officer or director of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of anything done or not done by the Indemnitee in any such capacity.

(e) “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, mediation, other alternative dispute resolution proceeding, investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative and/or any inquiry or investigation, whether conducted by the Company or any other party, that the Indemnitee reasonably believes might lead to the institution of any such action.

(f) “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors (including the special independent counsel referred to in Section 7) who is not a party to the particular Proceeding with respect to which the Indemnitee is seeking indemnification. If there are no independent members of the Company’s Board of Directors who are disinterested in the matter under review, the Reviewing Party will be the special independent counsel referred to in Section 7.

(g) “Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.

2. Indemnification.  Subject in all events to the terms and conditions of Section 11 hereof, in the event the Indemnitee was or is a party to or is involved (as a party, witness, or otherwise) in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of (or arising in part out of) an Indemnifiable Event, whether the basis of the Proceeding by reason of (or arising in part out of) an Indemnifiable Event is the Indemnitee’s alleged action in an official capacity as an officer or in any other capacity while serving as a director, officer, employee, agent, fiduciary of the Company or any of its subsidiaries or of any other corporation, partnership, joint venture, committee, trust, benefit plan or other entity at the Company’s request, the Company shall indemnify the Indemnitee to the fullest extent permitted by the DGCL against any and all Expenses, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director as a result of the actual or deemed receipt of any payments under this Agreement) (collectively, “Liabilities”) reasonably incurred or suffered by such person in connection with such Proceeding. The Company shall provide indemnification pursuant to this Section 2 or Section 3 as soon as practicable, but in no event later than 30 days after it receives written demand from the Indemnitee.

3. Indemnity in Proceedings by or in the Right of the Company.  The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

4. Advancement of Expenses; Notification of Claim.

(a)  The Company shall advance Expenses to the Indemnitee within 30 days of such request (an “Expense Advance”); provided, however, that if required by applicable corporate laws such Expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company; and provided further, that the Company shall make such advances only to the extent permitted by law.

(b)  Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim thereof is to be made against the Company hereunder, notify the Company of the commencement thereof.  The failure to promptly notify the Company of the commencement of the action, suit or proceeding, or Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent the Company is prejudiced in its defense of such action, suit or proceeding as a result of such failure.

5. Review Procedure for Indemnification.  Notwithstanding the foregoing, (a) the obligations of the Company under Sections 2, 3 and 4 above will be subject to the condition that the Reviewing Party has not determined (in a written opinion, in any case in which the special independent counsel referred to in Section 7 hereof is required to be involved by the terms of Section 7 hereof) that the Indemnitee would not be permitted to be indemnified under applicable law, and (b) the obligation of the Company to make an Expense Advance pursuant to Section 4 above shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction pursuant to Section 6 below to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). The Indemnitee’s obligation to reimburse the Company for Expense Advances pursuant to this Section 5 shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the special independent counsel referred to in Section 7 hereof.

6. Enforcement of Indemnification Rights.  If the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, or if the Indemnitee has not otherwise been paid in full pursuant to Sections 2, 3 and 4 above within 30 days after a written demand has been received by the Company, the Indemnitee shall have the right to commence litigation in any court of competent jurisdiction to enforce the right to indemnification granted by this Agreement and, if successful in whole or in part, the Company shall indemnify the Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding or otherwise.

7. Change in Control.  The Company agrees that if there is a Change in Control of the Company, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Reviewing Party will be special independent counsel selected by Indemnitee after consultation with the Company. Such special independent counsel shall not have otherwise performed services for the Company or the Indemnitee, other than in connection with such matters, within the last five years. Such independent counsel may not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. Such counsel, among other things, must render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special independent counsel pursuant to this Agreement.

8. Partial Indemnity.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

9. Non-exclusivity.  The rights of the Indemnitee hereunder are in addition to any other rights the Indemnitee may have under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity at the request of the Company while holding such office. To the extent that a change in the DGCL permits greater indemnification by agreement than would be afforded currently under the Company’s Certificate of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. The Company agrees that it will not amend its Certificate of Incorporation or Bylaws in a manner that would eliminate, limit or impair any rights of indemnification or advancement of expenses provided for in this Agreement. If the Board of Directors approves any such amendment in violation of this Agreement, the provisions of this Agreement will nevertheless control in the event of a conflict between this Agreement and the Company’s Certificate of Incorporation or Bylaws.

10. Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company non-employee director, if Indemnitee is a non-employee director, or for any Company officer, if Indemnitee is a Company officer, as the case may be.

11. Limitation on Indemnification.  Notwithstanding any other provision herein to the contrary, and except as provided in Section 5, the Company shall not be obligated pursuant to this agreement:

(a)  No Duplication of Payments.  To make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw, vote, agreement or otherwise) of the amounts otherwise indemnifiable hereunder;

(b) Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to an action, suit or proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 11(c) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company;

(c) Action for Indemnification.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee’s right to indemnification in such action, suit or proceeding, in whole or in part, or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish their right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 11(c) is intended to limit the Company’s obligation with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement in accordance with Section 4 hereof;

(d) Section 16 Violations. To indemnify Indemnitee on account of any proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;

(e) Non-compete and Non-disclosure.  To indemnify Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Company, or any subsidiary of the Company or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any; or

(f) Sections 304 and 306 of the Sarbanes-Oxley Act of 2002.  To indemnify Indemnitee in connection with proceedings or claims for any reimbursement to the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements).

12. Settlement of Claims.  The Company shall not be liable to indemnify the Indemnitee under this Agreement (a) for any amounts paid in settlement of any action or claim effected without the Company’s written consent, which consent may not be unreasonably withheld, provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the independent counsel referred to in Section 7 has approved the settlement; or (b) for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action or claim. The Company may not settle any Proceeding in any manner that would impose any penalty, limitation or other sanction or adverse finding on Indemnitee without Indemnitee’s written consent.

13. No Presumption.

(a)  For purposes of this Agreement, to the fullest extent permitted by law, the mere termination of any Proceeding, action, suit or claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(b)  For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action was based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by other officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company. The provisions of this Section 13(b) will not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(c)  The knowledge or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(d)  If the Reviewing Party has not made a determination within 60 days after receipt by the Company of the request for indemnification, the requisite determination of entitlement to indemnification will be deemed to have been made and Indemnitee will be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 15 days, if the Reviewing Party in good faith requires such additional time for the obtaining or evaluating of documentation or information relating thereto.

14. Amendment of this Agreement.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

15. Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16. Company Waiver.  The Company hereby agrees to waive any right it may have under the Private Securities Law Reform Act or otherwise to seek, and agrees that it will not seek, in any Proceeding a bar order eliminating or limiting Indemnitee’s indemnification or advancement rights under this Agreement.

17. Contribution.

(a)  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount paid or incurred by Indemnitee, whether for losses and/or for Expenses, in connection with any claim relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company (and its officers, directors, employees or agents), on the one hand, and Indemnitee, on the other hand, as a result of the event(s) or transaction(s) giving cause to such Proceeding; or (ii) the relative fault of the Company (and its directors, officers, employees and agents), on the one hand, and Indemnitee, on the other hand, in connection with such event(s) or transaction(s).

(b)  The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)  The Company hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

(d)  The Company agrees to waive any right it may have under the Private Securities Law Reform Act or otherwise to seek, and agrees that it will not seek, in any Proceeding a bar order eliminating or limiting Indemnitee’s contribution rights under this Section 17.

18. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (with respect to the Company), including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, and personal and legal representatives. The Company must require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer of the Company or of any other enterprise at the Company’s request.

19. Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

20. Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

21. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

22. Notices.  All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, or delivered by a recognized courier service with a receipt to confirm delivery and addressed to the Company at:

China Clean Energy Inc.
Jiangyin Industrial Zone, Jiangyin Town
Fuqing City, Fujian Province
People’s Republic of China
Attention: [Chief Executive Officer]

and to the Indemnitee at:

____________________________

____________________________

____________________________

Notice of change of address shall be effective only when done in accordance with this Section 22. All notices complying with this Section 22 shall be deemed to have been received on the date of delivery or on the third business day after mailing or delivery if the notice is refused.

23. Employment Rights.  Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CHINA CLEAN ENERGY INC.

By: _________________________________
Name:
Title:

INDEMNITEE:

By: _________________________________
Name: